                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 22, 2005

                              ---------------------


                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                               000-30045                            38-3518829
      (State or other jurisdiction             (Commission File Number)                    (IRS Employer
            of incorporation)                                                           Identification No.)


         2711 E. JEFFERSON AVE.
         DETROIT, MICHIGAN 48207                                                           (313)-567-4348
          (Address of principal                                                   (Registrant's telephone number,
           executive offices)                                                          including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





.........Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF A DIRECTOR

On Friday June 17, 2005 Catuity learned of the unfortunate and unexpected death of Mr. Alan L. Gilman, one of the Company's members of its Board of Directors. Mr. Gilman died of a heart attack despite having no history of heart trouble.

Mr. Gilman joined Catuity's Board of Directors on July 1, 2000. He was the Chairman of the Company's Audit and Compensation committees. Mr. Gilman was standing for re-election to the Board at the Company's Annual Shareholder Meeting to be held on July 18, 2005 in the U.S. (July 19, 2005 in Australia). As a result of his death, his nomination will be withdrawn from consideration as well as any proposals relating to his compensation as a member of the Board.

At a meeting of the Board of Directors held on the evening of June 21, 2005, the Board resolved to name Mr. Alexander S. Dawson, a Chartered Accountant and independent Board member, as the interim Chairman of the Audit Committee and Mr. Clifford W. Chapman as a member of the Audit Committee. The Board also resolved to name Mr. Clifford W. Chapman as Chairman of the Compensation Committee.

The Independent Directors of the Board intend to begin a search for a possible replacement for Mr. Gilman.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              CATUITY INC.
                                              (Registrant)


                                       By /s/ John H. Lowry
                                          --------------------------------------
                                          John H. Lowry
                                          Senior Vice President,
                                          Chief Financial Officer & Secretary




Date:  June 22, 2005